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                                                                     Exhibit 2.3



                              AFFILIATE AGREEMENT


                                March 16, 1998


CBT Group plc
1005 Hamilton Court
Menlo Park, California 94025

Ladies and Gentlemen:

     Reference is made to the Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of March 16, 1998, by and among CBT Group plc, a public limited company organized under the laws of the Republic of Ireland ("CBT"), Rockets Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CBT ("Merger Sub"), and The ForeFront Group, Inc., a Delaware corporation ("ForeFront"), which provides for the merger (the "Merger") of Merger Sub with and into ForeFront. Pursuant to the Merger, shares of ForeFront Common Stock will be converted into American Depositary Shares of CBT ("CBT ADSs") on the basis described in the Merger Agreement.

     The undersigned has been informed that the Merger constitutes a transaction covered by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"); that the undersigned may be deemed to be an "affiliate" of ForeFront within the meaning of Rule 145; that the Merger is intended to be a "pooling of interests" for financial accounting purposes; and that, accordingly, the CBT ADSs that the undersigned will acquire in connection with the Merger may be disposed of only in conformity with the provisions of Rule 145 and the other limitations described herein.

     The undersigned understands that the Merger will not be accounted for as a pooling of interests unless, among other things, affiliates of ForeFront comply with the requirements of Section 1(d) below following the Merger. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by the accountants and counsel for CBT and by counsel for ForeFront in rendering opinions regarding accounting and other legal consequences of the Merger.

     The capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

     1. In consideration of the benefits accruing to the undersigned as a result of the Merger, the undersigned represents, warrants and agrees as follows:
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          (a) The undersigned has full power to execute this Affiliate Agreement and to make the representations, warranties and agreements herein and to perform the undersigned's obligations hereunder.

          (b) Appendix A attached hereto sets forth all the CBT ADSs owned or to be received by the undersigned in connection with the transactions contemplated by the Merger Agreement, if any, including all other equity securities of CBT, or rights to acquire any of the foregoing, as to which the undersigned has sole or shared voting or investment power.

          (c) The undersigned will not sell, transfer or dispose of any CBT ADSs or other equity securities of CBT that the undersigned may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected as provided in Section 3 hereof (provided that the undersigned may make bona fide gifts of Restricted Securities without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of any of the Restricted Securities except as provided herein).

          (d) In accordance with SEC Staff Accounting Bulletin No. 65 ("SAB 65"), during the period contemplated by SAB 65, until the earlier of (i) CBT's public announcement of financial results covering at least 30 days of combined operations of CBT and ForeFront or (ii) the Merger Agreement is terminated in accordance with its terms, the undersigned will not sell, exchange, transfer, pledge, distribute or otherwise dispose of (collectively a "Transfer") or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to:
(i) any shares of ForeFront Common Stock, except pursuant to and upon the consummation of the Merger or (ii) any CBT ADSs received by the undersigned in the Merger or any CBT ADSs received by the undersigned upon exercise of options assumed by CBT in connection with the Merger. The undersigned acknowledges the existence of the Voting Agreement, of even date herewith, between CBT and the undersigned (the "Voting Agreement") and further acknowledges and agrees that any Transfer of ForeFront Common Stock by the undersigned will be subject to the terms of the Voting Agreement and that following such Transfer, such ForeFront Common Stock will remain subject to the terms of the Voting Agreement to the same extent as if such shares were owned by the undersigned.

     2. CBT agrees to use its reasonable best efforts to (i) file all reports and data with the Securities and Exchange Commission (the "SEC") necessary to permit the undersigned to sell Restricted Securities pursuant to and otherwise in conformity with Rule 145(d) under the Securities Act and (ii) publish as soon as reasonably practicable and file on a timely basis, consistent with its normal practices, the financial results referred to in Section 1(d) above with the SEC under Section 13(a) of the Securities Exchange Act of 1934, as amended. The undersigned understands that CBT is under no obligation to register the sale, transfer, or other disposition of any Restricted Securities by or on behalf of the undersigned or to take any other action necessary in order to make compliance with an exception from registration available, other than as set forth herein and in the Merger Agreement.

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     3.   The undersigned understands that the provisions of Rule 145 restrict the undersigned's public resales of Restricted Securities until such time as the undersigned has "beneficially owned" (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for a period of at least one year (or in some cases two years) and thereafter if and for so long as the undersigned is an affiliate of CBT. The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(2) if the undersigned has beneficially owned the Restricted Securities for at least one year and is not an affiliate of CBT and CBT meets the public information requirements of Rule 144(c). The undersigned may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if the undersigned has beneficially owned the Restricted Securities for at least two years and is not, and has not been for at least three months, an affiliate of CBT. Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) become available, public resales of Restricted Securities may only be made by the undersigned in compliance with the requirements of Rule 145(d)(1). Notwithstanding the foregoing, the undersigned acknowledges that the Restricted Securities will be deposited in a restricted ADR facility pursuant to that certain Restricted Deposit Agreement, amended and restated as of March 9, 1998, among CBT, The Bank of New York and all owners and beneficial owners from time to time of restricted ADRs issued thereunder (the "Deposit Agreement") and that, pursuant to the Deposit Agreement, among other things, sales of Restricted Securities may only be effected pursuant to Rule 145(d)(l). In addition to any other requirements of this Section 3, the undersigned agrees to comply with the requirements of Rule 144(h).

     Rule 145(d)(1) permits public resales of Restricted Securities only (a) while CBT meets the public information requirements of Rule 144(c), (b) in "broker's transactions" in accordance with Rules 144(c), (f) and (g) where the aggregate number of Restricted Securities sold at any time together with all sales of restricted CBT ADSs sold for the undersigned's account during the preceding three-month period does not exceed the greater of (i) one percent of the CBT Ordinary Shares outstanding or (ii) the average weekly trading volume in CBT ADSs on all national securities exchanges and/or reported through the automated quotation system of a registered securities association, during the four calendar week period preceding any such sale (the "Volume Limitations"). CBT acknowledges that the provisions of Section 1(c) of this Affiliate Agreement will be satisfied, as to any sale by the under signed of Restricted Securities pursuant to Rule 145(d) under the Securities Act, by a broker's letter with respect to that sale stating that each of the above-described requirements of Rule 145(d)(1) has been met or is inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that if counsel for CBT reasonably believes that the provisions of Rule 145(d) have not been complied with, or if requested by CBT in connection with a proposed disposition other than pursuant to a registered offering, the undersigned shall furnish to CBT a copy of a "no action" letter or other communication from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to CBT and its counsel, to the effect that all of the applicable requirements of Rule 145(d) under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

     4. The undersigned also understands restrictive legends referencing the restrictions described in Section 3 hereof shall be printed on the American Depository Receipts with respect to the CBT ADSs received by the undersigned in the Merger.

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     5.   This Affiliate Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of CBT, its subsidiaries and their respective successors and assigns and the undersigned and his or her respective successors, assigns, heirs, executors, administrators and legal representatives.

     6.   Notices. All notices and other communications required or permitted
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hereunder shall be in writing and shall be delivered by hand or delivered by overnight courier, freight prepaid, or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to CBT to:

               CBT Group plc
               1005 Hamilton Court
               Menlo Park, California 94025
               Attention:  Chief Executive Officer
               Fax:  (650) 463-2520

               with a copy to:

               Wilson Sonsini Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention: Alan K. Austin, Esq.
               Fax:  (415) 493-6811

          (b)  if to the undersigned, to:

               __________________________
               __________________________
               __________________________
               Attention:  ______________
               Fax:  ____________________

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective when received, and shall in any event be deemed to have been received (i) when delivered, if delivered personally or sent by telecopy and confirmed in writing or (ii) four (4) business days after the business day of deposit with overnight courier, addressed and shipped as aforesaid.

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     7.   This Affiliate Agreement shall be binding upon and enforceable against administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding Restricted Securities as collateral.

     8. The undersigned has carefully read this Affiliate Agreement and discussed its requirements and other applicable limitations upon the sale, transfer or other disposition of the Restricted Securities and other CBT securities owned by the undersigned, to the extent the undersigned felt necessary, with the undersigned's counsel or with counsel for ForeFront or CBT.

                                        Very truly yours,



                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________
                                                      (if applicable)

Agreed to and accepted:


CBT GROUP PLC


By:_____________________________

Name:___________________________

Title:__________________________

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                                  APPENDIX A

                             RESTRICTED SECURITIES
                             ---------------------


Type of Securities                          Number of Shares
------------------                          ----------------